[LETTERHEAD OF COOPERS & LYBRAND L.L.P.]

                                                           February 28, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read the statements made by United Petroleum (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report for November 18, 1996. We agree with the statements concerning our Firm in such Form 8-K.

                                             Very truly yours,

                                             /s/ Coopers & Lybrand L.L.P.
                                             --------------------------------

Enclosure

cc: Morton S. Robson
    Robson & Miller, LLP